Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Todd Nelson, Vice President – Finance

217–788–5738

HORACE MANN REPORTS RESULTS

FOR FOURTH QUARTER

SPRINGFIELD, Ill., February 7, 2012 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $33.2 million (80 cents per share) and $70.5 million ($1.70 per share) for the three and twelve months ended December 31, 2011, respectively, compared to net income of $15.2 million (36 cents per share) and $80.9 million ($1.97 per share) for the same periods in 2010. Included in net income were net realized investment gains of $5.0 million ($3.3 million after tax, or 8 cents per share) and $37.7 million ($24.4 million after tax, or 59 cents per share) for the three and twelve months ended December 31, 2011, respectively. In 2010, net income included net realized investment losses on securities of $1.5 million ($0.9 million after tax, or 3 cents per share) for the fourth quarter and realized gains of $23.8 million ($15.4 million after tax, or 37 cents per share) for the full year. All per-share amounts are stated on a diluted basis.

“Horace Mann’s net income before realized investment gains and losses was 72 cents per share for the fourth quarter, a 33 cent increase compared to the prior year, primarily due to improved property and casualty segment earnings,” said Peter H. Heckman, President and Chief Executive Officer. “The total property and casualty accident year combined ratio excluding catastrophes of 92.5 percent in the current quarter was 7.2 percentage points lower than the same period in 2010, primarily driven by improved property loss experience which was partially offset by an increase in the auto loss ratio. The full year 2011 property and casualty accident year combined ratio excluding catastrophes of 92.9 percent was 2.9 percentage points lower than prior year, also primarily reflecting improved underlying results in the property line. While catastrophe losses for full year 2011 reached a record level for Horace Mann, current quarter catastrophe losses were less than the prior year and were comparable to our fourth quarter average for recent years.” Continued Heckman, “Over the last three months, improved earnings in each of our operating segments and the increase in our net unrealized investment gain position resulted in a December 31, 2011 reported book value per share of $27.33, a sequential increase of 3 percent over the prior quarter-end.”

“We estimate full-year 2012 net income before realized investment gains and losses of between $1.80 and $2.00 per share. This projection builds on our solid underlying earnings in 2011 and anticipates an improvement of approximately 8 to 10 points in our property and casualty combined ratio driven by improved underlying

1

results in our property line as well as a substantial decrease in catastrophe losses compared to 2011,” said Heckman. “We expect that our combined annuity and life earnings will be comparable to 2011, with a modest decline in fixed annuity spreads offset by growth in assets under management and an 8 to 10 percent increase in the S&P 500 Index.”

Segment Earnings

The property and casualty segment recorded net income of $17.4 million for the quarter, an increase of $11.4 million compared to the same period in 2010. The fourth quarter 2011 property and casualty combined ratio was 92.5 percent, including 3.4 percentage points due to catastrophe costs, compared to 101.7 percent, which included 6.3 percentage points due to catastrophe costs, in the prior year period. Favorable prior years’ reserve development totaling $4.6 million was recorded in the fourth quarter of 2011, which represented 3.4 percentage points on the combined ratio, compared to $5.9 million, or 4.2 percentage points on the combined ratio, recorded in the fourth quarter of 2010. Excluding claim settlement expenses, Florida sinkhole losses incurred in the current quarter were minimal, which represented a significant decrease compared to prior quarters. For full year 2011, the total property and casualty combined ratio was 106.7 percent, an increase of 5.8 percentage points compared to the prior year, including a 6.9 percentage point increase in the impact of catastrophe losses and a 1.8 percentage point smaller benefit from favorable prior years’ reserve development.

Annuity segment net income was $10.9 million and $31.4 million for the three and twelve months ended December 31, 2011, respectively, increasing $2.0 million, or 22.5 percent, for the quarter and decreasing $0.2 million year to date compared to the respective prior year periods. Excluding the impacts from the evaluation of deferred policy acquisition costs and the change in guaranteed minimum death benefit reserves, underlying annuity segment earnings increased $2.5 million for the quarter and $3.6 million for the full year. The interest margin earned on fixed annuity assets increased 21 percent and 12 percent compared to the three and twelve months ended December 31, 2010, respectively, with a full year net interest spread of 202 basis points for the current period, 6 basis points higher than full year 2010. Charges and fees earned, primarily on variable annuity contracts, also increased compared to both prior year periods. Total annuity net fund flows continued to be positive, with total accumulated account values increasing 5 percent compared to a year ago. Total cash value persistency of 94 percent was comparable to a year earlier.

Life segment net income of $5.5 million for the fourth quarter increased $1.0 million compared to the same period in 2010, reflecting improvements in both investment income and mortality costs. For the full year, life segment net income of $19.0 million decreased $1.2 million from 2010, primarily due to higher mortality costs in 2011. Life persistency remained strong at 95 percent.

2

Segment Revenues

Compared to 2010, the company’s total premiums written and contract deposits increased 3 percent for both the quarter and full year, driven by the increases in annuity deposit receipts for each period.

Total property and casualty premiums written decreased 1 percent and 2 percent compared to the three and twelve months ended December 31, 2010, with increases in average property and auto premiums per policy more than offset by a reduced level of policies in force.

Annuity deposits received increased 8 percent and 10 percent compared to the fourth quarter and full year 2010, respectively, each reflecting double digit increases in single deposit and rollover receipts, partially offset by modest decreases in scheduled, flexible premium annuity deposit receipts compared to the prior year periods. Life segment insurance premiums and contract deposits were comparable to the fourth quarter of 2010 and decreased 1 percent compared to full year 2010.

Sales and Distribution

For the three months ended December 31, 2011, true new auto units, units associated with new Horace Mann auto policyholders, increased 26 percent compared to the prior year, resulting in a full year increase of 1 percent. Total new auto sales units, including a decline in additional vehicles added to existing auto policies, increased 10 percent compared to the fourth quarter of 2010 and decreased 2 percent compared to full year 2010. Total annuity sales increased 17 percent and 21 percent compared to the prior fourth quarter and full year, respectively, building on the positive results produced throughout 2010, led by a 22 percent increase in single premium and rollover deposits accompanied by a 12 percent increase in new scheduled deposit business. “These sales results for our lead lines of business continue to be encouraging. The sustained positive growth momentum in annuity new business levels pushed 2011 to a new record, with agent training and marketing programs focused on retirement planning contributing to this result. In the auto line, state-specific pricing, underwriting and marketing initiatives — designed to increase new policy sales — positively impacted our results in both the third and fourth quarters of 2011. We expect to see continued benefits of these initiatives in 2012 and beyond,” said Heckman.

At December 31, 2011, there was a combined total of 745 Exclusive Agencies and Employee Agents, compared to 741 at December 31, 2010 and 716 at December 31, 2009. “The size of our agency force increased for the third consecutive year in 2011. With over 85 percent of the agency force now operating in our Agency Business Model, the transformation of our distribution system is largely behind us,” said Heckman.

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Investments

In 2011, total net investment income increased 8 percent and 6 percent compared to the three and twelve months ended December 31, 2010, respectively. Pretax net realized investment gains were $5.0 million in the fourth quarter of 2011 and $37.7 million for the full year, with impairment write-downs on securities totaling less than $0.1 million in both periods.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $441.1 million at December 31, 2011 increased significantly compared to the $185.6 million net unrealized gain at December 31, 2010. Net unrealized gains were $428.2 million at September 30, 2011.

Share Repurchases

During December 2011, the company repurchased 154,708 shares of its common stock at an aggregate cost of $2.0 million, or an average price per share of $13.21, under its $50 million share repurchase authorization announced on December 7, 2011. And during January 2012, the company repurchased an additional 42,255 shares at an aggregate cost of $0.6 million, or an average price per share of $14.29.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
DIGEST OF EARNINGS

Net income	$33.2	$15.2	118.4%	$70.5	$80.9	-12.9%

Net income per share:
Basic	$0.83	$0.38	118.4%	$1.77	$2.05	-13.7%
Diluted	$0.80	$0.36	122.2%	$1.70	$1.97	-13.7%

Weighted average number of shares and equivalent shares (in millions)
Basic	39.9	39.5	1.0%	39.9	39.3	1.5%
Diluted	41.4	41.3	0.2%	41.4	41.0	1.0%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$276.1	$269.2	2.6%	$1,078.4	$1,052.0	2.5%

Return on equity (A)				7.3%	9.6%	N.M.

Property & Casualty GAAP combined ratio	92.5%	101.7%	N.M.	106.7%	100.9%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	3.4%	6.3%	N.M.	15.7%	8.8%	N.M.

Exclusive agencies (B)				549	457	20.1%
Employee agents (C)				196	284	-31.0%
Total				745	741	0.5%

Additional Per Share Information

Dividends paid	$0.13	$0.11	18.2%	$0.46	$0.35	31.4%

Book value (D)				$27.33	$22.19	23.2%

Financial Position

Total assets				$7,483.7	$6,996.3	7.0%
Short-term debt				38.0	38.0	-
Long-term debt				199.7	199.7	-
Total shareholders’ equity				1,086.9	880.0	23.5%

N.M. - Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(B)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(C)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.
(D)	Book value per share excluding the fair value adjustment for investments was $20.66 at December 31, 2011 and $19.42 at December 31, 2010. Ending shares outstanding were 39,775,432 at December 31, 2011 and 39,655,952 at December 31, 2010.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$167.0	$169.9	-1.7%	$667.1	$672.7	-0.8%
Net investment income	74.6	68.8	8.4%	288.3	272.1	6.0%
Net realized investment gains (losses)	5.0	(1.5)	N.M.	37.7	23.8	58.4%
Other income	1.0	0.9	11.1%	5.2	6.2	-16.1%

Total revenues	247.6	238.1	4.0%	998.3	974.8	2.4%

Benefits, claims and settlement expenses	103.6	118.6	-12.6%	502.4	474.8	5.8%
Interest credited	39.9	37.8	5.6%	154.9	146.7	5.6%
Policy acquisition expenses amortized	20.4	19.0	7.4%	92.1	85.1	8.2%
Operating expenses	37.4	38.7	-3.4%	140.0	142.9	-2.0%
Interest expense	3.6	3.6	-	14.0	14.0	-

Total benefits, losses and expenses	204.9	217.7	-5.9%	903.4	863.5	4.6%

Income before income taxes	42.7	20.4	109.3%	94.9	111.3	-14.7%
Income tax expense	9.5	5.2	82.7%	24.4	30.4	-19.7%

Net income	$33.2	$15.2	118.4%	$70.5	$80.9	-12.9%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$132.1	$134.2	-1.6%	$542.0	$553.2	-2.0%
Involuntary and other property & casualty	1.6	0.8	100.0%	3.9	3.9	-

Total Property & Casualty	133.7	135.0	-1.0%	545.9	557.1	-2.0%

Annuity deposits	115.0	106.8	7.7%	433.9	395.5	9.7%

Life	27.4	27.4	-	98.6	99.4	-0.8%

Total	$276.1	$269.2	2.6%	$1,078.4	$1,052.0	2.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$17.4	$6.0	190.0%	$5.8	$27.0	-78.5%

Annuity	10.9	8.9	22.5%	31.4	31.6	-0.6%

Life	5.5	4.5	22.2%	19.0	20.2	-5.9%

Corporate and other (A)	(0.6)	(4.2)	-85.7%	14.3	2.1	N.M.

Net income	33.2	15.2	118.4%	70.5	80.9	-12.9%

Catastrophe costs, after tax, included above (B)	(3.1)	(5.7)	-45.6%	(55.9)	(32.0)	74.7%

N.M.- Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
PROPERTY & CASUALTY

Premiums written	$133.7	$135.0	-1.0%	$545.9	$557.1	-2.0%
Premiums earned	137.0	140.0	-2.1%	547.5	555.8	-1.5%
Net investment income	9.5	9.4	1.1%	36.9	36.5	1.1%
Other income (expense)	-	(0.1)	-100.0%	0.3	0.3	-
Losses and loss adjustment expenses (LAE)	89.9	104.3	-13.8%	442.5	418.2	5.8%
Operating expenses (includes policy acquisition expenses amortized)	37.0	37.9	-2.4%	141.7	143.1	-1.0%
Income before tax	19.6	7.1	176.1%	0.5	31.3	-98.4%
Net income	17.4	6.0	190.0%	5.8	27.0	-78.5%

Net investment income, after tax	8.1	7.9	2.5%	31.4	31.2	0.6%

Catastrophe costs, after tax (A)	3.1	5.7	-45.6%	55.9	32.0	74.7%
Catastrophe losses and LAE, before tax	4.7	8.7	-46.0%	86.0	49.2	74.8%
Reinsurance reinstatement premiums, before tax	-	-	-	-	-	-

Operating statistics:
Loss and loss adjustment expense ratio	65.6%	74.6%	N.M.	80.8%	75.2%	N.M.
Expense ratio	26.9%	27.1%	N.M.	25.9%	25.7%	N.M.
Combined ratio	92.5%	101.7%	N.M.	106.7%	100.9%	N.M.

Effect on the combined ratio of:
Catastrophe costs	3.4%	6.3%	N.M.	15.7%	8.8%	N.M.
Write-off software development costs	-	-	N.M.	-	0.4%	N.M.

Automobile and property detail:
Premiums written (voluntary) (B)	$132.1	$134.2	-1.6%	$542.0	$553.2	-2.0%
Automobile	88.6	92.9	-4.6%	359.9	372.8	-3.5%
Property	43.5	41.3	5.3%	182.1	180.4	0.9%

Premiums earned (voluntary) (B)	135.0	138.1	-2.2%	544.1	551.8	-1.4%
Automobile	89.7	93.1	-3.7%	363.0	372.2	-2.5%
Property	45.3	45.0	0.7%	181.1	179.6	0.8%

Policies in force (voluntary) (in thousands)				725	760	-4.6%
Automobile				486	508	-4.3%
Property				239	252	-5.2%

Policy renewal rate (voluntary)
Automobile (6 months)				90.5%	90.5%	N.M.
Property (12 months)				85.6%	86.7%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	78.5%	73.4%	N.M.	74.0%	68.5%	N.M.
Expense ratio	27.4%	26.4%	N.M.	26.1%	25.2%	N.M.
Combined ratio	105.9%	99.8%	N.M.	100.1%	93.7%	N.M.

Effect on the combined ratio of:
Catastrophe costs	0.3%	0.7%	N.M.	1.8%	1.0%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	40.2%	76.8%	N.M.	94.3%	89.0%	N.M.
Expense ratio	26.1%	29.0%	N.M.	25.4%	27.1%	N.M.
Combined ratio	66.3%	105.8%	N.M.	119.7%	116.1%	N.M.

Effect on the combined ratio of:
Catastrophe costs	9.6%	17.6%	N.M.	44.0%	25.4%	N.M.
Write-off software development costs	-	-	N.M.	-	1.3%	N.M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$1.9	$5.7	-66.7%	$5.7	$16.4	-65.2%
Total property	2.7	0.2	N.M.	4.6	4.1	12.2%
Other property and casualty	-	-	-	-	-	-

Total	4.6	5.9	-22.0%	10.3	20.5	-49.8%

N.M.- Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company's property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
ANNUITY

Contract deposits	$115.0	$106.8	7.7%	$433.9	$395.5	9.7%
Variable	28.0	28.4	-1.4%	109.0	110.2	-1.1%
Fixed	87.0	78.4	11.0%	324.9	285.3	13.9%
Contract charges earned	4.5	4.4	2.3%	18.9	17.4	8.6%
Net investment income	47.8	42.7	11.9%	182.8	167.9	8.9%
Net interest margin (without realized investment gains and losses)	18.3	15.1	21.2%	69.2	61.6	12.3%
Other income	0.3	0.3	-	2.3	3.2	-28.1%
Mortality loss and other reserve changes	(0.3)	(0.1)	200.0%	(1.9)	(1.3)	46.2%
Operating expenses (includes policy acquisition expenses amortized)	7.5	6.8	10.3%	43.3	36.3	19.3%
Income before tax	15.3	12.9	18.6%	45.2	44.6	1.3%
Net income	10.9	8.9	22.5%	31.4	31.6	-0.6%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$2.7	$3.3	-18.2%	$(2.9)	$2.4	N.M.
Guaranteed minimum death benefit reserve	0.1	0.2	-50.0%	(0.3)	0.2	N.M.

Annuity contracts in force (in thousands)				184	180	2.2%
Accumulated value on deposit				$4,320.8	$4,106.1	5.2%
Variable				1,273.8	1,375.7	-7.4%
Fixed				3,047.0	2,730.4	11.6%
Annuity accumulated value retention - 12 months
Variable accumulations				93.5%	92.6%	N.M.
Fixed accumulations				94.9%	94.4%	N.M.

LIFE

Premiums and contract deposits	$27.4	$27.4	-	$98.6	$99.4	-0.8%
Premiums and contract charges earned	25.5	25.5	-	100.7	99.5	1.2%
Net investment income	17.6	16.9	4.1%	69.6	68.7	1.3%
Income before tax	8.4	6.5	29.2%	30.1	31.1	-3.2%
Net income	5.5	4.5	22.2%	19.0	20.2	-5.9%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.8)	$(0.1)	N.M.	$(1.5)	$(0.5)	200.0%

Life policies in force (in thousands)				204	208	-1.9%
Life insurance in force				$14,161	$13,940	1.6%
Lapse ratio - 12 months (Ordinary life insurance)				4.7%	4.8%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains (losses)	$5.0	$(1.5)	N.M.	$37.7	$23.8	58.4%
Interest expense	(3.6)	(3.6)	-	(14.0)	(14.0)	-
Other operating expenses, net investment income and other income	(2.0)	(1.0)	100.0%	(4.6)	(5.5)	-16.4%
Income (loss) before tax	(0.6)	(6.1)	-90.2%	19.1	4.3	N.M.
Net income (loss)	(0.6)	(4.2)	-85.7%	14.3	2.1	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2011, $4,225.1; 2010, $3,756.8)				$4,621.1	$3,929.4	17.6%
Equity securities, at fair value (cost 2011, $9.7; 2010, $6.5)				10.7	7.3	46.6%
Short-term investments				56.7	166.5	-65.9%
Short-term investments, securities lending collateral				-	-	-
Policy loans and other				128.5	122.1	5.2%

Total Annuity and Life investments				4,817.0	4,225.3	14.0%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2011, $759.3; 2010, $776.4)				800.7	786.1	1.9%
Equity securities, at fair value (cost 2011, $13.4; 2010, $14.3)				16.1	16.8	-4.2%
Short-term investments				25.1	22.6	11.1%
Short-term investments, securities lending collateral				-	-	-

Total Property & Casualty investments				841.9	825.5	2.0%

Corporate investments				18.6	22.8	-18.4%

Total investments				5,677.5	5,073.6	11.9%

Net investment income
Before tax	$74.6	$68.8	8.4%	$288.3	$272.1	6.0%
After tax	50.4	46.5	8.4%	194.8	184.3	5.7%

Net realized investment gains (losses) by investment portfolio included in the
Corporate and Other segment income (loss)
Property & Casualty	$3.0	$1.6	87.5%	$12.2	$6.5	87.7%
Annuity	-	(4.7)	-100.0%	12.3	11.1	10.8%
Life	2.0	1.6	25.0%	13.2	6.0	120.0%
Corporate and Other	-	-	-	-	0.2	-100.0%

Total, before tax	5.0	(1.5)	N.M.	37.7	23.8	58.4%
Total, after tax	3.3	(0.9)	N.M.	24.4	15.4	58.4%
Per share, diluted	$0.08	$(0.03)	N.M.	$0.59	$0.37	59.5%

N.M. - Not meaningful.